Exhibit 10(aa)(ii)



          NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS
          (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

                             COVER-ALL TECHNOLOGIES INC.

                   12.5%  CONVERTIBLE DEBENTURE DUE  MARCH 31, 2002

          No. 1                                             March 31,  1997
          $3,000,000

               For value received, COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company"), hereby promises to pay to Sirrom Capital Corporation, or registered assigns, on the 31st day of March, 2002, the principal amount of Three Million Dollars ($3,000,000) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 12.5% per annum from the date hereof until maturity, payable quarterly on the first day of each January, April, July and October in each year commencing July 1, 1997, and at maturity. The Company agrees to pay interest (computed on the same basis) on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 15% per annum (or, in each case, at the highest rate permitted by applicable law, whichever is less) until paid.

               Both the principal hereof and interest hereon are payable to the order of the holder hereof at its address registered on the books of the Company or by federal funds wire transfer to a bank account designated in writing by the holder to the Company in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Debenture becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next preceding Business Day. "Business Day" means any day other than a Saturday, Sunday, statutory holiday or other day on which banks in Tennessee are required by law to close or are customarily closed.

               This  Debenture is one of the  12.5%  Convertible Debentures
          due   March 31, 2002  of the Company  in the aggregate  principal amount of $3,000,000 issued under and pursuant to the terms and provisions of the Debenture Purchase Agreement, dated as of March 31, 1997 (the "Debenture Agreement"), entered into by the Company with the original purchaser referred to therein, and this Debenture and the holder hereof are entitled, equally and ratably with the holders of all other Debentures outstanding under the Debenture Agreement, to all the benefits provided for thereby or referred to therein, and to which Debenture Agreement reference is hereby made for all such terms and provisions.

               This Debenture is convertible into shares of voting Common Stock, par value $.01 per share, of the Company, in the manner and upon the terms and conditions set forth in the Debenture Agreement.

               If an Event of Default, as defined in the Debenture Agreement, occurs and is continuing, the principal of this Debenture and the other Debentures outstanding under the Debenture Agreement may be declared due and payable in the manner and with the effect provided in the Debenture Agreement.

               This Debenture is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410, or such other address as the Company shall have advised the holders of the Debenture in writing, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Debenture shall be made only to or upon the order in writing of the registered holder.

               If the indebtedness represented by this Debenture or any part thereof is placed in the hands of attorneys for collection after an Event of Default, or the enforcement of any rights under the Debenture Agreement, the Company agrees to pay the principal, premium if any, and interest due and payable hereon, and an amount equal to all costs of collecting this Debenture, including reasonable attorneys' fees and expenses.

               This Debenture and said Debenture Agreement shall be governed by and construed in accordance with Tennessee law, without regard to its conflict of law rules. Notwithstanding the foregoing, the parties hereby acknowledge and agree that (i) the issue and sale by the Company of this Debenture and the other transactions described herein and in the Debenture Purchase Agreement bear a reasonable relationship to the State of New Jersey and (ii) the laws of the State of New Jersey shall govern the rights and duties with respect to interest, loan charges, commitment fees and brokerage commissions.

          [Corporate Seal]                 COVER-ALL TECHNOLOGIES INC.

             ATTEST:                       BY:
             /s/ Leonard Gubar             /s/ Brian Magowan
             -------------------------     ------------------------------
             Leonard Gubar                 Brian Magowan
             -------------------------     ------------------------------
             Secretary                     President